UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2013 (August 9, 2013)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On August 9, 2013, we and our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a share purchase and development services agreement (the “Share Purchase and Development Services Agreement”) with Redwood Solar Development LLC (“Redwood”).

As reported in our Form 8-K’s filed with the SEC on January 7, February 13, April 16, May 6, and August 5, 2013, on December 20, 2012, Coronus and Coronus’ wholly-owned subsidiaries, conducted a non-brokered private placement, issuing a senior secured, promissory note (the “Note”) to Clean Focus Financing Company, LP (“Clean Focus”), for proceeds of up to $4,000,000 (the “Loan”).

Under the Share Purchase and Development Services Agreement, we have agreed to sell 100% of the issued and outstanding shares of Coronus to Redwood, in addition to performing certain development services in respect of the twelve anticipated, utility-scale, solar PV projects of Coronus, for the purchase and development services price (the “Contract Price”), as specified in the Share Purchase and Development Services Agreement, attached hereto as an exhibit. Redwood shall pay the Contract Price by issuing to us, a non-interest bearing, secured debenture (the “Redwood Debenture”). Our obligation to complete the sale is subject, in part, to 1) us receiving a release from Clean Focus in respect of any further obligations under or in connection with the Loan; and 2) the approval of the Share Purchase and Development Services Agreement by our shareholders holding not less than two-thirds of our shares. Redwood’s obligation to complete the purchase is subject, in part, to 1) Redwood receiving lock-up agreements and proxies from our shareholders holding not less than 80% of our shares; and 2) the approval of the Share Purchase and Development Services Agreement by our shareholders holding not less than 80% of our shares.

Prior to executing the Share Purchase and Development Services Agreement, Redwood received lock-up agreements and proxies from eleven of our shareholders, who, in aggregate, hold 79.9% of our shares. On August 15, 2013, Redwood received a further lock-up agreement and proxy from a shareholder who holds 117,000 shares. Redwood now has lock-up agreements and proxies from twelve of our shareholders, who, in aggregate, hold 80.6% of our shares.

We are scheduled to hold an annual and special meeting of our shareholders (the “Meeting”) on September 16, 2013, at which time, our shareholders will vote, by proxy or in person, on whether to approve the Share Purchase and Development Services Agreement. The closing date (the “Closing Date”) means the date on which the closing will occur, which will be not more than three business days following the date of the Meeting.

In the event the required percentages of our shareholder votes are met under the Share Purchase and Development Services Agreement, upon the transfer of Coronus to Redwood, all then outstanding advances under the Loan, together with all accrued but unpaid interest, will be assumed as part of the transfer. In the event the required percentages of our shareholder votes are not met under the Share Purchase and Development Services Agreement, we shall owe Redwood a break-up fee of $5,000,000, which will be immediately due and payable. In addition, the Loan will be in immediate default, and will become due and payable, with us confessing judgment to the immediate exercise of remedies allowed with respect to the default of the Loan, including, without limitation, a declaration of foreclosure on the Coronus land parcels and the seizure of all assets of Coronus.

The Contract Price, based on an agreed upon price of dollars per peak installed watt, is the estimated final output capacity of the twelve anticipated, utility-scale, solar PV projects of Coronus, and is based on the aggregate of the value of the installed solar PV systems and the value of the development services to be performed by us. The payment of the Contract Price, and the corresponding retirement of the Redwood Debenture, is as follows: 1) $1,000 was paid to us on the execution of the Share Purchase and Development Services Agreement; 2) $9,000 shall be paid to us on the Closing Date; 3) after four solar PV systems have met certain conditions, inclusive of the receipt of conditional use permits, a payment of 5% of the Contract Price, per solar PV system, shall be paid to us; and 4) the balance of the Contract Price shall be pro-rated among the twelve solar PV systems with each pro-rata portion paid to us on permanent financial close in connection with the construction of each system.

Under the Share Purchase and Development Services Agreement, the Contract Price is subject to adjustment, upwards or downwards, as appropriate, based, in part, on the following parameters: installed capacity; development expense budget true-up; interconnection refund true-up; and Coronus financial statements true-up. Under the Share Purchase and Development Services Agreement, forward looking, Redwood agrees to fund, and the Contract Price reflects Redwood funding, certain development expenses that are separate and aside from the Contract Price. We understand and agree that the Redwood Debenture security interests received by us will be subordinate and junior to the interests securing the Loan, as well as subordinate and junior to all future draws under the Loan where the proceeds are used to fund those certain development expenses.

On August 9, 2013, by way of addendum (the “Loan Addendum”), the Maturity Date under the Loan was extended. The Note is now due on the earlier of i) the date of the Meeting, in the event that the Share Purchase and Development Services Agreement is not approved at the Meeting, or ii) the close of business on the Closing Date as defined in the Share Purchase and Development Services Agreement.

ITEM 7.01          REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced today our entry, and that of Coronus, into the Share Purchase and Development Services Agreement with Redwood. Additionally, we announced the extension of the Maturity Date under the Loan we entered into with Clean Focus on December 20, 2012.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	Share Purchase and Development Services Agreement.
10.2	Form of Lock-Up Agreement.
10.3	Form of Proxy.
10.4	Clean Focus Loan – Fourth Addendum to Promissory Note.
99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of August, 2013.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors